UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

Vivid Seats Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40926	86-3355184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 E. Washington Street, Suite 900
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312 291-9966

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SEAT	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	SEATW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2024, Tom Ehrhart notified Vivid Seats Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”), effective November 1, 2024. The resignation is in connection with the Company’s phased-in compliance with the rules of the Nasdaq Stock Market LLC (the “Nasdaq Rules”) applicable to a former “controlled company” (as defined in the Nasdaq Rules). The resignation is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As previously disclosed, on August 1, 2024, the Board elected Adam Stewart as a director, contingent and effective immediately upon the resignation described above. Mr. Stewart’s previously disclosed election to the Board and its Nominating and Corporate Governance Committee will therefore be effective November 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivid Seats Inc.

Date: October 24, 2024	By:	/s/ Emily Epstein
Emily Epstein
General Counsel